Exhibit 99.2

Bison Capital Acquisition Corp. Completes $52,500,000 Initial Public Offering

23 June, 2017, (   ) ET from Bison Capital Acquisition Corp.

NEW YORK and HONG KONG, June 23, 2017 Bison Capital Acquisition Corp. (Nasdaq: BCACU) ("Bison" or the "Company"), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced the closing of its initial public offering (IPO) of 5,250,000 units at $10.00 per unit, raising gross proceeds of $52,500,000.  The units commenced trading on Tuesday, June 20, 2017 on The NASDAQ Capital Market ("Nasdaq") under the symbol "BCACU." Each unit issued in the initial public offering consists of one ordinary share, one right to receive one-tenth of an ordinary share on the consummation of an initial business combination, and one warrant to acquire one-half of one ordinary share at $11.50 per full share. Once the securities comprising the units begin separate trading, the shares, warrants and rights are expected to be traded on Nasdaq under the symbols "BCAC," "BCACW" and "BCACR," respectively.

EarlyBirdCapital, Inc. acted as sole book-running manager for the offering and Charden, I-Bankers Securities, acted as co-manager for the offering. Bison has granted the underwriters a 30-day option to purchase up to 787,500 additional units to cover over-allotments.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $53,812,500 or $10.25 per unit was placed in trust. An audited balance sheet of the Company as of June 23, 2015 reflecting receipt of the proceeds upon consummation of the IPO and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

Hunter Taubman Fischer & Li LLC acted as U.S. counsel to the Company, Ogier acted as British Virgin Islands counsel to the Company and Graubard Miller acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on June 19, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About Bison

Bison is a blank check company, also commonly referred to as a Special Purpose Acquisition Company (SPAC), formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, with focus on business located in Asia and North America in the healthcare, consumer services and media/entertainment industries. Bison is being sponsored by Bison Capital Holding Company Limited.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Bison management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of Bison's final prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Bison Capital Acquisition Corp.

+1 9493506999

James J. Tong

CEO

jamestong@bisonholding.com

Source: Bison Capital Acquisition Corp.